Exhibit 8.1
List of Our Subsidiaries
•	Jiangsu Suntech Energy Technology Research Co., Ltd., incorporated in the PRC
•	Luoyang Suntech Power Co., Ltd., incorporated in the PRC
•	MSK Corporation, incorporated in Japan
•	Power Solar System Co., Ltd., incorporated in the British Virgin Islands
•	Qinghai Suntech Nima Power Co., Ltd., incorporated in the PRC
•	Shanghai Suntech Energy Engineering Co., Ltd., incorporated in the PRC
•	Shenzhen Suntech Power Co., Ltd., incorporated in the PRC
•	Sunergy Power Co., Ltd., incorporated in the PRC
•	Suntech America, Inc., incorporated in the United States
•	Suntech Energy Solutions, Inc., incorporated in the United States
•	Suntech Power (Cyprus) Co Ltd, incorporated in Cyprus
•	Suntech Power (Hong Kong) Co., Ltd., incorporated in the British Virgin Islands
•	Suntech Power (Korea) Co. Ltd., incorporated in Korea
•	Suntech Power Australia Pty Ltd, incorporated in Australia
•	Suntech Power Co., Ltd., incorporated in the PRC
•	Suntech Power International Ltd, Zurich, incorporated in Switzerland
•	Suntech Power Investment Pte. Ltd., incorporated in Singapore
•	Wuxi Suntech Power Co., Ltd., incorporated in the PRC
•	Wuxi University Science Park International Incubator Co., Ltd., incorporated in the PRC
•	Xinjiang Suntech Energy Engineering Co., Ltd., incorporated in the PRC